Exhibit 10.7

Promisor

(as defined in this Deed)

and

Sky Solar Holdings, Ltd.

Deed of Non-competition and Right of First Refusal

i

Deed of Non-competition

This Deed of Non-competition and Right of First Refusal (this “Deed”) is made on this 15th day of September, 2014 by and between:

(1)                                 Weili Su (苏维利, “the Founder”); and

(2)                                 Sky Solar Holdings, Ltd., a company incorporated under the laws of the Cayman Islands, with its registered address in the Cayman Islands being at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Island (the “Listco”).

The party set forth in item (1) above shall hereinafter be referred to as the “Promisor.”

The Promisor agrees to make the following undertakings and covenants to the Listco in accordance with the terms and conditions of this Deed.

1.                                      Definition

1.1                               For purposes of this Deed, unless otherwise required by the context, the following terms shall have the meanings as set forth below:

“Subsidiary”

of an individual or company, means the fact that such individual or company (i) owns more than 50% of the voting rights of the Subsidiary, (ii) is a member of, or has the right to appoint or remove more than 50% of the members of the board of directors of, the Subsidiary, or (iii) is a member of the Subsidiary, and solely controls more than 50% of the voting rights of the Subsidiary or has the right to exert a controlling influence on the Subsidiary pursuant to an agreement with the other shareholders or members of the Subsidiary;

“Associate”

of an individual includes (i) his/her spouse, (ii) his/her (or his/her spouse’s) child or step-child, natural or adopted, under the age of 18 years, (iii) the trustees, acting in their capacity as trustees of any trust of which the individual or his/her immediate family member is a beneficiary or, in the case of a discretionary trust, is (to his/her knowledge) a discretionary, or (iv) a company in which such individual or family interests, and/or the trustees described in Item (iii) above, acting in their capacity as trustees, own equity interests, whether directly or indirectly, which when aggregated, are sufficient to enable such individual, the family interests and the trustees described above, when acting as a whole, to exercise or control an exercise of 30% or more of the voting rights at a shareholder meeting of such company, or control a majority of the members of the board of directors and any Subsidiary of such company;

“PRC” or “China”	means the People’s Republic of China, which for purposes hereof, shall exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan；

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;

“Prospectus”	means the prospectus prepared by the Listco in connection with the initial public offering and listing of its shares on the NASDAQ Global Select Market;

“Non-competition Period”

means the period during which (i) the shares of the Listco are listed and traded on, and not de-listed from, the NASDAQ Global Select Market, (ii) the Promisor (or any of his Associates) holds, whether directly or indirectly, the largest block of equity interests in the Listco, and (iii) no agreement on termination of this Deed is reached between the parties hereto;

“ROFR Period”

means the period during which (i) the shares of the Listco are listed and traded on, and the Listco is not de-listed from, the NASDAQ Global Select Market, and (ii) no agreement on termination of this Deed is reached between the parties hereto;

“RMB”	means the lawful currency of China;

“Restricted Business”

means (i) the business of providing PV solutions by the Listco through (A) solar energy system sale, (B) IPP, (C) O&M, (D) sales of solar modules (each of the business models of (A) through (D) as defined in the Prospectus), or (E) any combination of any of the aforesaid business models, in each case, other than the China Businesses and the China New Era Overseas Business, and (ii) any other business from time to time conducted, carried out or contemplated to be carried out by the Listco or in which the Listco is engaged or has invested or which the Listco has otherwise publicly announced its intention to enter into, engage in or invest in (whether as principal or agent and whether undertaken directly or through any corporation, partnership, joint venture, or other contractual or other arrangement);

“China Business” or “China Businesses” (including all the assets thereof)	means (i) the equity interests in Beijing Sky Solar Investment and Management Co., Ltd. (北京天华阳光投资管理有限公司) and its Subsidiaries; (ii) any other businesses in China, more than 50% equity interests in which are owned by the Promisor from time to time, directly or indirectly, either on its own account or in conjunction with or on behalf of any natural person or legal person (whether enterprise or institutional legal person), whether as a shareholder, director, partner, trustee, employee or otherwise, and whether, and which compete or are likely to compete, directly or indirectly, with the Restricted Business (if such Restricted Business is carried out in China);

for the purpose of items (i) and (ii) in this paragraph, including all the equity interests in and all the assets of any company whose businesses comprise solely of such business(each a “China Business” and collectively, the “China Businesses”).

“China New Era Overseas Business”	means any business engaged in by China New Era International Limited (中新国际（香港）有限公司) or its Subsidiaries outside of China on the date of effectiveness of this Deed;

“Underwriter”

means an underwriter who enters into an underwriting agreement with the Listco in connection with the initial public offering and listing of shares of the Listco on the NASDAQ Global Select Market; and

“Underwriting Agreement”

means an underwriting agreement for U.S. public offering entered into by and between the Listco and an Underwriter in connection with the initial public offering and listing of shares of the Listco on the NASDAQ Global Select Market.

“control”

means the possession, directly or indirectly, of the power to direct the management or policies of an entity whether such power is exercised through one or more intermediary companies or pursuant to an agreement, written or oral, and whether such power is established through ownership or voting of securities, or common directors, officers, or stockholders, or voting trusts, holding trusts, or debt holdings, or contract, or any other direct or indirect means.

1.2                               Headings inserted in this Deed are for reference only, and shall not constitute a part of this Deed, or limit, modify, amplify or otherwise affect the interpretation of any provision of this Deed.

1.3                               Unless otherwise indicated, schedules to this Deed shall constitute a part of this Deed.

1.4                               Any law, statute, rule or regulation referred to in this Deed shall mean such law, statute, rule or regulation as amended, developed or reenacted from time to time.

2.                                      Conditions to Effectiveness

2.1                               The effectiveness of this Deed shall be subject to the satisfaction of each and all of the following conditions:

2.1.1                     the NASDAQ Global Select Market has granted its approval to the listing and trading on the NASDAQ Global Select Market of all the shares proposed to be issued by the Listco;

2.1.2                     each and all of the conditions precedent under each Underwriting Agreement have been satisfied or waived by the relevant Underwriter, or each and all of the obligations of each Underwriter under the relevant Underwriting Agreement have become unconditional obligations, and the Underwriting Agreement has been terminated in accordance with the provisions therein or otherwise; and

2.1.3                     all the shares proposed to be issued by the Listco become listed and traded on the NASDAQ Global Select Market.

2.2                               In the event that any of the conditions set forth in Section 2.1 above fails to be satisfied on or prior to December 31, 2014 or any other date agreed between the parties hereto in accordance with this Deed, this Deed shall terminate forthwith, and neither party hereto shall have any liability to the other.

3.                                      Undertakings of the Promisor

3.1                               The Promisor hereby irrevocably undertakes and covenants to the Listco and its Subsidiaries that, other than those exclusions described in Article 5 herein below, during the Non-competition Period, the Promisor will not, and will cause his Associates (other than the Listco and his Subsidiaries) not to, directly or indirectly, either on his/her/its own account or in conjunction with or on behalf of any natural person, legal person (whether enterprise or institutional legal person), partnership or organization (including economic and non-economic organizations), in any form, including, without limitation, association, joint venture, cooperation, partnership, contract and lease arrangements, agency, equity and debt arrangements, trust, nomination, employment or otherwise, invest in, participate in, carry out, and/or be engaged in any Restricted Business.

3.2                               The Promisor hereby irrevocably undertakes and covenants to the Listco and its Subsidiaries that, subject to Article 5 herein below, during the Non-competition Period, the Promisor will not, and will cause his Associates (other than the Listco and his Subsidiaries) not to, directly or indirectly, in any form, including without limitation to association, joint venture, cooperation, partnership, or equity and debt arrangements, trust, nomination, employment or otherwise, invest in or own any form of interest in any company or enterprise that engages in any Restricted Business.

3.3                               The Promisor hereby irrevocably undertakes and covenants to the Listco and its Subsidiaries that, during the Non-competition Period, the Promisor will not, and will cause his Associates (other than the Listco and his Subsidiaries) not to, directly or indirectly engage in any act that would adversely affect the interest of the Listco or any of its Subsidiaries or induce or entice any of the customers and suppliers of the

Listco and/or any of its Subsidiaries to cease conducting business with the Listco and/or any of its Subsidiaries.

3.4                               The Promisor hereby irrevocably represents and undertakes to the Listco and its Subsidiaries that, other than those exclusions described in Article 5 herein below, on the date of effectiveness of this Deed, none of the Promisor or any of his Associates (other than the Listco and its Subsidiaries) engages in any Restricted Business or activities, or owns any direct or indirect interests in any company or enterprise that is or may be in direct competition with the Listco and/or any of its Subsidiaries.  If any business opportunity that falls into the category of the Restricted Business (each an “Opportunity” and collectively the “Opportunities”) is given or offered to the Promisor or any of his Associates (other than the Listco and its Subsidiaries), he is required to, and shall procure his Associates (other than the Listco and its Subsidiaries), to give written notice to the Listco of such Opportunity (the “Opportunity Notice”), and assist the Listco and/or its Subsidiaries to pursue such Opportunity on the terms and conditions which are not less favorable than those obtained by it or on the terms and conditions acceptable to Listco and/or its Subsidiaries.

3.5                               The Promisor hereby covenants that it will provide the Listco and/or its Subsidiaries with all information necessary for it and/or them to exercise its and/or their rights hereunder, and any information regarding the Restricted Business, any information obtained by the Promisor in relation to the business proposed to be listed, and any information regarding any Opportunity or activity in which the Promisor intends to participate, to enable the Listco to decide whether to exercise any of its rights under this Deed.  The Promisor further undertakes to make an annual declaration on compliance with its undertaking under this Deed, which shall be contained in the annual reports of the Listco.

3.6                               The Promisor hereby covenants that he will, and will cause his Associates to, offer the Listco and/or its Subsidiaries terms that are fair and equal as those offered to his Associates, with respect to any possible transaction between the Promisor or any of his Associates on the one hand and the Listco and/or any of its Subsidiaries on the other hand, unless otherwise specified in the restructuring documents in preparation for the listing of the Listco’s shares.

3.7                               None of the undertakings or covenants of the Promisor in relation to the Restricted Business shall restrict the holding by the Promisor or any of his Associates of any shares in, or the exercise by the Promisor or any of his Associates of any shareholder right with respect to, the Listco and/or any of its Subsidiaries.

3.8                               The parties hereto may enter into a supplemental deed to make reasonable, appropriate and necessary modifications to the foregoing undertakings and covenants in relation to the Restricted Business so as to protect the interests of the Listco and/or its Subsidiaries.

3.9                               The Promisor undertakes and covenants that on the date of execution of this Deed, each of the following representations is true and accurate, and is not breached or misleading in any way:

3.9.1                     the Promisor shall be a natural person who possesses the capacity to perform civil acts under applicable laws, or a legal entity duly established and validly existing;

3.9.2                     the Promisor shall possess all the right, power and authority to execute and perform his obligations hereunder, and have obtained or filed any and all the internal corporate consents (including the consents from all the relevant member companies), approvals, registrations, waivers, or notices, if applicable, necessary for his execution of this Deed;

3.9.3                     his authorized representative whose signature will be affixed onto this Deed shall have been fully authorized to sign this Deed under an effective power of attorney and relevant resolutions of the board or of the shareholder meeting, if applicable; and

3.9.4                     This Deed shall become legally effective and binding upon the Promisor upon being signed by the Promisor or his authorized representative.

4.                                      Right of First Refusal

4.1                               The Promisor hereby unconditionally and irrevocably grants the Listco a right of first refusal (the “ROFR”) to purchase any China Business.  If at any time during the ROFR Period, the Promisor receives from or otherwise negotiates with a third party an offer to purchase any equity interests in a China Business for which consideration will be actually paid (an “Offer”, for the avoidance of doubt, excluding any offer which results or are likely to result in any transaction that does not involve any change of beneficial ownership of the Promisor in relation to the China Businesses) and which will result in the Promisor ceasing to have control of any China Business, and the Promisor intends to sell such equity interests in such China Business to such third party, the Promisor shall promptly give written notice to the Listco of such Offer (an “Offer Notice”).  For the avoidance of doubt, if the Promisor receives from or otherwise negotiates with a third party an offer to purchase any equity interests in a China Business for which consideration will be actually paid, as long as the performance of such Offer will not result in the Promisor ceasing to have control of the relevant China Business, the Promisor shall not have the obligation to grant the Listco an ROFR to purchase the equity interests in such China Business.

4.2                               An Offer Notice shall set forth the identity of the third party making the Offer, the scope of the China Business covered by the Offer, the amount of the offered price (the “Offer Price”) and the proposed form of payment of the Offer Price, and any other material terms and conditions mentioned in the Offer.

4.3                               An Offer Notice, upon being received by the Listco, shall constitute an Offer of the Promisor to sell the relevant China Business to the Listco at the Offer Price, which offer shall remain effective and irrevocable within 30 days of the receipt of such Offer Notice by the Listo (the “Offer Period”).  Prior to the expiration of the Offer Period, the Listco shall have the right but no obligation to notify the Promisor in writing that it accepts such Offer and will purchase the relevant China Business.

4.4                               Upon receipt by the Promisor of the written notice from the Listco indicating its intention to accept the Offer as described in Section 4.3 above, the Promisor shall sell to the Listco, and the Listco shall purchase from the Promisor, the equity interests in the relevant China Business at the Offer Price which shall be payable pursuant to the terms set forth in the Offer Notice.  Where the Offer Price includes any non-cash consideration of which the fair value cannot be agreed upon between the Promisor and the Listco, such fair value shall be determined by an independent valuer jointly engaged by the Listco and the Promisor.  Within 90 days as from the expiration of the Offer Period, the Promisor and the Listco shall make reasonable efforts to take or cause to be taken all actions, to do or cause to be done and cooperate with each other to do all things, necessary, proper or advisable under applicable law, as may be required to consummation the sale of the relevant China Business to the Listco.

4.5                               The Promisor and the Listco hereby agree that the term to exercise the ROFR (the “ROFR Exercise Period”) shall be from the date on which this Deed becomes effective to the date of termination of this Deed.  Upon expiration of the ROFR Exercise Period, the ROFR granted by the Promisor and the restrictions imposed thereon shall expire and terminate automatically.

5.                                      Exclusions

5.1                               The Promisor and his Associates may own shares or any other securities in any company (an “Excluded Company”) that is listed on any legally recognized stock exchange in any relevant jurisdiction, including a stock exchange recognized under the PRC law and engages or participates in any Restricted Business, in case:

5.1.1                     As reflected in the most recent audited accounts of the Excluded Company prepared in accordance with the relevant accounting principles (where the Excluded Company has both non-consolidated and consolidated accounts, the consolidated accounts shall prevail), the revenue generated by the business same as or similar to the Restricted Business represents no more than 10% of the total revenue of the Excluded Company, or the net assets involved in such business represent no more than 10% of the total assets of the Excluded Company; or

5.1.2                     the aggregate shares held by the Promisor and his Associates as a whole in the Excluded Company represent no more than 5% of the issued capital stock of the Excluded Company; none of the Promisor, any of his Associates, or the Promisor and any of his Associates as a whole has the right to appoint more than 50% of the directors of the board of the Excluded Company; and the Excluded Company has at all times at least another shareholder whose shareholding in the Excluded Company is larger than the aggregate shareholding of the Promisor and his Associates as a whole in the Excluded Company.

5.2                               Each of the Promisor and his Associates may continue to conduct through China New Era International Limited and its Subsidiaries any China New Era Overseas Business that is already being conducted by him/her/it on the date of effectiveness of this Deed.  The Promisor undertakes that it will no longer participate in any business newly engaged in by China New Era International Limited and its Subsidiaries outside of China after the date of effectiveness of this Deed.

5.3                               In the event that the Listco first receives an Offer or is first given an opportunity to invest in, participate in, engage in on its own account, and/or conduct in conjunction with any third party any Restricted Business, and as requested by the Listco, such Offer includes (i) the terms on which the Listco will cooperate with such third party, or (ii) the terms on which the Listo and the Promisor and/or his Associates will jointly conduct the Restricted Business, the Listco has, after review and approval by its independent non-executive directors, refuses to invest in, participate in, engage in on its own account, and/or conduct in conjunction with any third party or the Promisor and his Associates such Restricted Business, the Promisor and/or his Associates shall have the right to conduct such Restricted Business in the way as described above.  In the event that the Listco has decided to invest in, participate in, engage in, and/or conduct such Restricted Business in conjunction with the Promisor and/or any of his Associates, the Promisor and/or any of his Associates may conduct such Restricted in conjunction with the Listco.

6.                                      Amendment

Without prior written consent of the other party hereto, any amendment to this Deed by either party shall be invalid.

7.                                      Termination

This Deed shall terminate upon (i) any de-listing of the Listco from the NASDAQ Global Select Market, other than any suspension of trading of the shares of the Listco for any reason, or (ii) the reaching of an agreement between the parties hereto to terminate this Deed, whichever earlier.

Notwithstanding the foregoing, the Promisor’s non-competition undertakings and covenants set out in Article 3 herein above shall terminate upon the Promisor’s cessation to be the largest shareholder of the Listco.

8.                                      Severability

Other than Article 2 hereof, in the event that any term or provision of this Deed is held to be illegal or unenforceable in whole or in part by any law or regulation, such term or provision shall be deemed not a part of this Deed to the extent thereof, and the validity and enforceability of the remaining terms and provisions of this Deed shall not be affected thereby.  Such term or provision may also be enforceable after deletion or modification to the extent of becoming valid or enforceable.

9.                                      Assignment and Transfer

This Deed shall be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns.  Without prior written of the other party, neither party hereto may assign any of his/its rights or obligations hereunder.

10.                               Entire Agreement

This Deed shall constitute the entire understanding and agreement, and supersede any and all the prior agreements, between the parties in respect of the subject matters hereof.

11.                               Indemnification

The Promisor agrees to indemnify the Listco and/or any of its Subsidiaries against any and all the losses, including without limitation, loss of business, damages and expenses suffered by the Listco and/or any of its Subsidiaries as a result of any breach by the Promisor of any of his undertakings or covenants contained herein or any of the representations of the Promisor contained herein being not true, not correct or misleading.

The Listco shall promptly notify the Promisor of any breach of this Deed by the Promisor and/or any of his Associates (other than the Listco and its Subsidiaries) upon its being aware of the same, and the Promisor and/or his relevant Associates shall take immediate actions to correct such breach, including without limitation, within the shortest period reasonably practicable, ceasing the operation of, and transferring to the Listco, or any third party where the Listo has expressly indicated that it will not purchase, the relevant Restricted Business.

12.                               Notices

12.1                        Any notices or other communications sent or made hereunder shall be in writing and delivered in person or by registered mail (postage prepaid) to the following address or transmitted to the following fax number:

(1)                                 If to the Promisor:

Address: Unit 827, 8/F, Ocean Centre

Harbour City, 5 Canton Rd,

TST, Kowloon, Hong Kong

Fax Number:

Attention: Weili Su

(2)                                 If to the Listco:

Sky Solar Holdings, Ltd.

Suite 1604, 9 Queen’s Road

Central, Hong Kong

Fax Number: +852 2107 3199

Attention: Amy (Yi) Zhang

12.2                        A notice or any other communication shall be deemed duly given (i) upon confirmation by the fax machine of the sending party that such notice or other communication has been transmitted to the fax machine of the receiving party if delivered by fax; (ii) two working days (referring to a day that is a business day for commercial banks in Hong Kong and China, other than Saturday) after being delivered to the postal service if delivered by mail; or (iii) upon receipt if delivered in person.

13.                               Effectiveness

13.1                        This Deed shall be executed in Chinese in two (2) counterparts, with each party hereto to hold one.

13.2                        This Deed shall take effect upon being affixed with the appropriate signature and seals.

14.                               Governing Law and Dispute Resolution

14.1                        All the rights and obligations of each party hereto under this Deed shall be governed by and construed in accordance with the laws of Hong Kong, and each party hereto shall submit him/itself to the non-exclusive jurisdiction of the competent courts in Hong Kong with respect to any and all the disputes or litigations arising from this Deed.

14.2                        The Promisor hereby irrevocably appoints Sky Solar (HK) International Co. (address: Unit 827, 8/F, Ocean Centre, Harbour City, 5 Canton Rd, TST, Kowloon, Hong Kong) as his agent to receive the service of any notice, decree, subpoena, writ, judgment or communication, and further agrees that any such legal documents or notices served upon such agent at the current address of such agent shall be deemed duly served upon the Promisor.

Executed as a deed by		)
/s/ Weili Su		)
)
witness:	/s/ Dave Wallace	)

Executed as a deed by		)
/s/ Amy (Yi) Zhang		)
)
witness:	/s/ Dave Wallace	)